SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                             _________________
                                 AMENDMENT
                                  NO. 1 TO
                                  FORM 8-K
                             _________________

                              CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(D) OF
                   THE SECURITIES EXCHANGE ACT OF 1934

    Date of Report (Date of earliest event reported): August 21, 2001


                   Y3K Secure Enterprise Software, Inc.
                   ------------------------------------

           (Exact Name of Registrant as Specified in Its Charter)

                                  Nevada
                                  ------

               (State or Other Jurisdiction of Incorporation)

        0-26709                                         52-215-1795
------------------------                    ------------------------------------
(Commission File Number)                      (IRS Employer Identification No.)


            108 West Stewart Avenue, Puyallup , Washington, 98371
      -----------------------------------------------------------------
         (Address of Principal Executive Offices)         (Zip Code)

                              (253) 284-2935
      -----------------------------------------------------------------
            (Registrant's Telephone Number, Including Area Code)

                          Zeballos Mining Company
              205 - 3615 West 17th Avenue, Vancouver, BC V6S 1A3
      -----------------------------------------------------------------
        (Former Name or Former Address, if Changed Since Last Report)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

Pursuant to an Acquisition Agreement (the "Agreement") dated as of August 21, 2001, between us, Y3K Secure Enterprise Software, Inc., a Nevada Corporation (the "Company") and Y3K, Inc., a Washington corporation ("Y3K"), the Company has acquired all of the issued and outstanding shares of Y3K from the owners of all the outstanding shares of common stock of Y3K in exchange for 13,100,000 shares of restricted common stock of the Company. By virtue of the Agreement, Y3K has become a wholly-owned subsidiary of the Company. The Agreement was adopted by the unanimous consent of the board of directors of both the Company and Y3K.

Pursuant to the Agreement, the issued capital of Y3K, being 12,789,792 shares of common stock and 5,291,582 shares of preferred stock was exchanged for 13,100,000 shares of restricted common stock of the Company. At closing, the Company acquired 100% of the issued and outstanding common stock of Y3K.

At closing, Chris Paterson resigned as a director of the Company and was replaced by James Stephens, Stanley Stone and Shannon Smith will be appointed as directors of the Company. See "Management" below.

No other subsequent changes in the officers, directors and five percent shareholders of the Company are presently known. The following table sets forth information regarding the beneficial ownership of the Company's shares of the common stock, the only class of shares previously issued by the Company at March 21, 2002 by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding shares of common stock,
(ii) each director of the Company, (iii) the executive officers of the Company, and (iv) by all directors and executive officers of the Company as a group, prior to and upon completion of the Agreement. Each person named in the table, has sole voting and investment power with respect to all shares shown as beneficially owned by such person and can be contacted at the address of the Company.

TITLE OF    NAME OF                   SHARES OF
CLASS       BENEFICIAL OWNER          COMMON STOCK      PERCENT OF CLASS
------------------------------------------------------------------------

Common      Jeff Haberman             2,173,913                7.5%

Common      Stanley Stone             1,449,275                5.0%

Common      James Stephens              905,797                3.1%

Common      King Cole                   380,435                1.3%

Common      Shannon Smith                 None                 0.0%

Common      Leon M. Caldwell            543,478                1.9%


DIRECTORS AND                         5,452,898               18.9%
OFFICERS AS A
GROUP

As of March 21, 2002, the Company has 28,913,500 shares of common stock issued and outstanding. Pursuant to the Agreement, the Company issued 13,100,000 shares of restricted common stock to the shareholders of Y3K. Concurrently, a total of 11,875,000 issued shares of restricted stock in the capital of the Company registered in the names of E. Del Thachuk and James Bruce will be cancelled by consent.

Management

The following is a biographical summary of the directors and officers of the
Company:

KING COLE, our President, age 50, joined Y3K in March 2000 and is responsible for overseeing all day-to-day operations, administration and human resources. Mr. Cole has earned a Bachelor of Arts degree in biological science from Gonzaga University and an M.B.S. from Washington State University. For over the past three years, Mr. Cole has owned his own business consulting firm specializing in business management. His clients have included Jillian's, a national entertainment and hospitality chain, and the City of Tacoma, Washington. Mr. Cole has managed large staffs and has held the position of general manager with several large businesses including Seattle's Schwartz Brothers restaurants.

SHANNON JAMES SMITH, director, age 31, has acted as the chairman of the board of directors of Y3K since July 2001. He is responsible for Y3K's overall business strategy, short and long term financial goals, corporate alliances and partnerships and talent recruitment. From 1996 until he accepted a position with Y3K, Mr. Smith founded, developed and acted as chief executive officer of Market Matrix, Inc., a private company involved in the development and marketing of software which permits Internet servers to store customer data and perform secure transactions. Mr. Smith currently serves as the chairman of the Seattle ColdFusion User Group, which he founded in 1998.

Mr. Smith earned a Masters in Business Administration in innovation, strategy and information technology from the Theseus Institute in France in 1995 and completed his bachelor of arts in business administration with a concentration in information systems and international business from the University of Washington in 1994.

STANLEY STONE, a director, age 69, is a co-founder and director of Y3K. Mr. Stone, who previously acted as chief executive officer and chairman of the board of directors of Y3K, is responsible for managing all legal aspects of Y3K.

Mr. Stone graduated from the University of Washington law school in 1962. He has served as the deputy prosecutor for King County, municipal court judge for the cities of Renton and Enumclaw, Washington, commissioner for the King County Superior Court in Seattle and as a judge pro tem. Mr. Stone has a private law practice limited to real estate, corporate law, water utilities and municipal corporations. He is a member of the Washington State Bar and has been authorized to practice before the United States Supreme Court.

Mr. Stone has served as co-founder, president and a director of PYR Systems, Inc., a private fiber optic company. He has also acted a president and chairman of the board of directors of Environmetrics Corporation, a private company involved in waste management.

JAMES STEPHENS, our secretary and a director, 37, a co-founder of Y3K, is responsible for Y3K's management and support of all account executives and value added resellers, sales and sales assistance and new product development. Prior to his involvement with Y3K, Mr. Stephens was employed as a digital controls specialist for The Boeing Company for 16 years. His duties included customer support, engineering, installation, maintenance and troubleshooting. Mr. Stephens majored in Industrial Systems Engineering at the Universal Technical Institute in Phoenix, Arizona.

These directors will serve until the next annual meeting of the shareholders of the Company in the year 2002. Directors will be elected for one-year terms at each annual shareholder's meeting. Officers hold their positions at the appointment of the Board of Directors.

LEON M. CALDWELL, our treasurer, 53, has extensive experience as a financial executive beginning at Arthur Anderson & Co. Subsequently, he served as:
Assistant to the Treasurer at Daylin Inc.; Chief Financial Officer for Southern California Consultants, Inc.; and Vice-President and Chief Financial Officer for Peck/Jones Construction Corp., a general contractor. In addition, Mr. Caldwell has worked independently as a financial consultant providing income tax and financial statement preparation expertise to public and private companies. Mr. Caldwell has received his Bachelor degree in Business Administration from the University of California at Long Beach.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Pursuant to the Agreement, the Company acquired 100% of the issued and outstanding shares of common stock of Y3K from all of its shareholders for 13,100,000 shares of $0.001 par value common stock of the Company. In evaluating the acquisition, the Company used criteria such as the value of Y3K's business relationships, goodwill, Y3K's ability to compete in the software industry and Y3K's current and anticipated business operations. No material relationship exists between the selling shareholders of Y3K or any of its affiliates, any director or officer, or any associate of any such director or officer of Y3K and the Company. The consideration exchanged pursuant to the Agreement was negotiated between Y3K and the Company in an arm's-length transaction. The consideration that the Company agreed to pay to the shareholders of Y3K was derived from the Company's treasury stock. The parties determined the amount of consideration by negotiation without a specific method for the valuation being used.

FORMATION

Y3K was organized as a Washington corporation on April 28, 1999. Y3K is a technology company involved in producing, marketing and licensing enterprise communications and commerce software to telecommunications companies, banks and governmental agencies. As a result of the transaction described herein, Y3K has become a wholly-owned subsidiary of the Company.

BUSINESS

Y3K owns a 100% interest in FusionPak , a suite of wireless enterprise business software designed for the telecommunications, banking and government sectors.

MARKET

From a global perspective, Internet commerce and communication has only just begun. According to International Data Corporation, the Internet commerce industry is expected to grow from $200 billion in 2000 to $2.5 trillion in 2004. One-fifth of this $2.5 trillion will be conducted over wireless phones and handheld devices.

International Data Corporation also predicts that the e-business application market will grow into a $13.2 billion market by 2003, and the corporate instant messaging market will grow from 5.5 million users worldwide in 2000 to 180 million in 2004. According to ZDNet, 36% of Fortune 1000 companies are already using instant messaging.

PRODUCTS

FusionPak 3.0 - Enterprise Business Suite

FusionPak 3.0 is composed of integrated software modules that allow for instant communication, content management, electronic commerce and collaboration. The software allows Internet and traditional businesses to keep track of large amounts of data which a user may input from time to time using a personal computer. In addition, FusionPak software allows Internet businesses to update information contained on their websites by inputting information into fields contained in the software. For example, an Internet company with a website catalogue of its products may use FusionPak software to quickly update prices or change product descriptions by simply typing the proposed text modifications. When saved by the user, these modifications are automatically made to the business's website.

Based on Macromedia's widely supported ColdFusion platform, FusionPak can run on all major operating systems including Windows NT, UNIX, LINUX and Sun Solaris. FusionPak also supports leading industry-standard database servers such as Microsoft SQL Server, Informix and Oracle.

One of the advantages of the FusionPak software is that it allows customers to update old databases they may have which were created in older computer languages. FusionPak software translates and updates such information and then allows the user to modify or add to this data.

FusionPak also allows businesses to quickly create and customize their own websites for showcasing their products and services. An integral element of FusionPak is the ability to easily administer the system with little technical experience.

The FusionPak Enterprise Business Suite includes the following:

Instant Communication System (ICS) module

The Instant Communication System enables companies and their customers to communicate through an Internet based real-time instant messaging system. Multiple users may simultaneously communicate by typing messages to each other via their personal computers. All such messages are displayed on each participant's computer monitor so that they may read these messages and respond. As well, users may save transcripts of these communications to any desired Word document. Unlike other real-time instant messaging systems in existence, which are conducted over the Internet and are vulnerable to computer hackers, Y3K's ICS module is secure. Communications using the ICS occur behind Y3K's firewall, a system designed to prevent unauthorized access to or from a private computer network. Thus, users are afforded the same security as people involved in a telephone conversation. ICS also delivers simplified document transfer and delivery and web page content to a recipient's computer.

FusionPak Integration Suite

The FusionPak Integration Suite, consisting of the CommerceManager module, the MarketPortal module and the AffiliateTracker module, allows businesses to establish websites where they can sell their products and services using credit card processing technology. The software also allows web developers and graphic designers to rapidly construct highly secure and commerce websites. The FusionPak Integration Suite has a number of pre-developed professionally designed templates for customers to choose from to design a website or to match an existing one. If a company has created its own graphics and wishes to incorporate FusionPak's transaction engine and management features into its website, it may do so as well.

More than just a development tool, FusionPak enables the non-technical business manager to manage products, product descriptions, images, inventory, pricing and shipping through a hosted easy-to-use web-based administration system.
FusionPak lets non-programmers delete or add new products to its website through a web-based store administration tool.

FusionPak software also allows a business to track sales information and credits or commissions payable to affiliate companies. It also manages online shopping catalogs with personalized frequent shopper accounts.


Y3K's primary revenue model consists of a global value added reseller network where our products are distributed as packages with telecommunication and financial services. Y3K currently licenses FusionPak at 3 different levels:

   * Master Reseller Licenses - $150,000 per module / $495,000 for the entire software package
   * Enterprise Server Licenses - $85,000 per module / $255,000 for the entire software package
   * Use Licenses - $10,000 per store, portal or affiliate network; $60.00 per user per year

Employees
---------

The Company and Y3K currently have no employees other than their directors and officers. The directors and officers, other than Mr. Stanley Stone, provide their services to the Company on a full-time basis. Mr. Stone provides his services to Y3K on a part-time basis. The Company has no agreement with its directors and officers regarding compensation for their services. The Company does not pay to its directors any compensation for each director serving as a director on the Company's Board of Directors.

MANAGEMENT COMPENSATION. The following table sets forth the annualized base salary for our most recent fiscal year that indicates the compensation for our officers and directors exceeding $100,000 on an annualized basis. We reimburse our officers and directors for any reasonable out-of-pocket expenses incurred on our behalf.

                         SUMMARY COMPENSATION TABLE

                            LONG-TERM COMPENSATION
                            -----------------------

                      ANNUAL COMPENSATION     RESTRICTED      SECURITIES
NAME AND PRINCIPAL                            STOCK           UNDERLYING
POSITION               YEAR     SALARY ($)    AWARDS          OPTIONS
------------------    ------   -----------   -----------      ----------

None

RISK FACTORS
------------

THE COMPANY HAS A LIMITED OPERATING HISTORY AND HAS NOT BEEN PROFITABLE.

Although the Company was founded in 1999, its business plan is presently being restructured and redeveloped. The Company has changed its focus from mineral property exploration to computer software development and marketing. The Company's and Y3K's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in early stages of development. Such risks include, but are not limited to, an evolving and unproven business model and the management of growth. To date, neither the Company nor Y3K have been profitable.

The Company has incurred losses in its business operations since inception, and the Company expects that it will continue to lose money for the foreseeable future despite its new business focus. The Company intends to devote substantial resources to the further development of Y3K's business. As a result, the Company will need to generate significant revenues to achieve and maintain profitability. The Company's business strategy may not be successful, and the Company cannot predict when, or if, it will become profitable. If the Company achieves profitability, it may not be able to sustain it.

THE COMPANY MAY NOT HAVE SUFFICIENT FINANCIAL RESOURCES TO SUCCESSFULLY COMPETE IN THE COMPUTER SOFTWARE INDUSTRY.

The computer software industry is intensively competitive. The Company, through its acquisition of Y3K, will compete with many companies that have an operating history, and greater financial resources, management experience and market share. There can be no assurance that the Company will be able to compete or capture adequate market share. The Company will not be profitable if it cannot compete successfully with other businesses.

THE COMPUTER SOFTWARE BUSINESS IS HIGHLY TECHNICAL AND THE COMPANY'S FAILURE TO OFFER NEW PRODUCTS TO THE MARKET MAY HARM ITS BUSINESS.

The Company will operate in a highly technical industry, which is characterized by frequent introductions of new products and services into the market. The Company's success will depend, in part, on Y3K's ability to offer new software products and to provide necessary support to customers.

THE COMPANY MAY HAVE DIFFICULTY RAISING ADDITIONAL CAPITAL.

The Company and Y3K currently have negligible unallocated working capital. In order for its business plan to succeed, the Company must raise additional financing through the sale of its equity. There is no assurance that the Company will be able to raise equity capital in an amount which is sufficient to continue operations. The Company does not presently have a credit line available with any lending institution. Any additional equity financing may involve the sale of additional shares of the Company's common stock or preferred stock on terms that have not yet been established.

THE COMPANY MAY ENCOUNTER RISKS ASSOCIATED WITH RAPID GROWTH.

The Company anticipates a period of rapid growth, which may place strains upon its management and operational resources. The Company's ability to manage growth effectively will require the Company to integrate successfully Y3K's business and administrative operations into one dynamic management structure.

IT IS UNLIKELY THAT THE COMPANY PAY DIVIDENDS IN THE FORESEEABLE FUTURE.

No dividends on the Company's common stock have been declared or paid to date. The Company does not presently intend to pay dividends on shares for the foreseeable future, but intends to retain all earnings, if any, for use in the Company's business. There can be no assurance that dividends will ever be paid on the common stock of the Company.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

No court or governmental agency has assumed jurisdiction over any substantial part of the Company's business or assets.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

The Company is retaining its certifying accountants.

ITEM 5. OTHER EVENTS

None.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

No directors have resigned due to a disagreement with the Company since the date of the last annual meeting of shareholders.

ITEM 7. FINANCIAL STATEMENTS

The audited financial statements of Y3K for the fiscal years ended June 30, 2001 and June 30, 2000 are filed herewith.

ITEM 8. CHANGE IN FISCAL YEAR

There has been no change in the Company's fiscal year.


                           ZEBALLOS MINING COMPANY
                        (An Exploration Stage Company)


                  PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS


                                JUNE 30, 2001
                         (Stated in U.S. Dollars)

                          ZEBALLOS MINING COMPANY
                      (An Exploration Stage Company)

        INTRODUCTION TO PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS

         AS AT JUNE 30, 2001, AND FOR THE YEAR ENDED JUNE 30, 2001
                          (Stated in U.S. Dollars)



The following unaudited pro-forma consolidated balance sheet, pro-forma consolidated statement of operations and explanatory notes give effect to the acquisition of Y3K Incorporated by Zeballos Mining Company. Since the transaction resulted in the former shareholders of Y3K Incorporated owning the majority of the issued shares of Zeballos Mining Company, the transaction, which is referred to as a "reverse take-over", has been treated for accounting purposes as an acquisition by Y3K Incorporated of the net assets and liabilities of Zeballos Mining Company.

The pro-forma consolidated balance sheet, pro-forma consolidated statement of operations and explanatory notes are based on the estimates and assumptions set forth in the explanatory notes. This pro-forma consolidated balance sheet and the pro-forma consolidated statement of operations have been prepared utilizing the historical financial statements of Zeballos Mining Company and Y3K Incorporated and should be read in conjunction with the historical financial statements and notes thereto included elsewhere in this filing.

The pro-forma consolidated statement of operations has been prepared as if the acquisition had been consummated on July 1, 2000 under the purchase method of accounting and carried through to June 30, 2001. The pro-forma consolidated balance sheet has been prepared as if the acquisition was consummated on June 30, 2001.

This pro-forma consolidated financial data is provided for comparative purposes only, and does not purport to be indicative of the actual financial position or results of operations had the acquisition occurred at the beginning of the fiscal period presented, nor are they necessarily indicative of the results of future operations.

                          ZEBALLOS MINING COMPANY
                       (An Exploration Stage Company)

                    PRO-FORMA CONSOLIDATED BALANCE SHEET

                               JUNE 30, 2001
                          (Stated in U.S. Dollars)

--------------------------------------------------------------------------------------------------------
                                    ZEBALLOS
                                     MINING              Y3K                PRO-FORMA
                                     COMPANY         INCORPORATED           ADJUSTMENT         PRO-FORMA
ASSETS

Current
   Cash                          $       235        $     1,626        $      -           $     1,861

Property And Equipment                  -                14,242               -                14,242
                                 --------------------------------------------------------------------
                                 $       235        $    15,868        $      -           $    16,103
=====================================================================================================

LIABILITIES

Current
   Accounts payable              $    23,498        $   547,898        $      -           $   571,396
                                 --------------------------------------------------------------------

SHAREHOLDERS' DEFICIENCY

Share Capital                         27,689          2,236,530            (27,689)         2,236,530

   Additional Paid-In Capital         11,101               -               (11,101)              -

Deficit                              (62,053)        (2,768,560)            51,236         (2,791,823)
                                                                           (12,446)
                                 --------------------------------------------------------------------
                                     (23,263)          (532,030)              -              (555,293)
                                 --------------------------------------------------------------------

                                 $       235        $    15,868        $      -           $    16,103
=====================================================================================================

                          ZEBALLOS MINING COMPANY
                       (An Exploration Stage Company)

              PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                          YEAR ENDED JUNE 30, 2001
                          (Stated in U.S. Dollars)

--------------------------------------------------------------------------------------------------------
                                    ZEBALLOS
                                     MINING              Y3K                PRO-FORMA
                                     COMPANY         INCORPORATED           ADJUSTMENT         PRO-FORMA
Revenue                          $      -           $    98,249        $      -           $    98,249

Expenses                              10,817          1,169,421               -             1,180,238
                                 --------------------------------------------------------------------

Net Loss                         $    10,817        $ 1,071,172        $      -           $ 1,081,989
=====================================================================================================

Net Loss Per Share                                                                        $      0.04
=====================================================================================================

Weighted Average Number Of
  Common Shares Outstanding                                                                28,163,500
=====================================================================================================

                          ZEBALLOS MINING COMPANY
                       (An Exploration Stage Company)

NOTES AND ASSUMPTIONS TO THE UNAUDITED CONSOLIDATED PRO-FORMA BALANCE SHEET AND
                      PRO-FORMA STATEMENT OF OPERATIONS

                          YEAR ENDED JUNE 30, 2001
                          (Stated in U.S. Dollars)


1.   ORGANIZATION AND BASIS OF PRESENTATION

     The unaudited pro-forma consolidated balance sheet and consolidated statement of operations have been prepared based on historical financial information, using U.S. generally accepted accounting principles of Zeballos Mining Company for the year ended June 30, 2001, and of Y3K Incorporated for the year ended June 30, 2001 considering the effects of the reverse take-over transaction as if the transaction was completed effective July 1, 2000 in the case of the pro-forma consolidated statement of operations, and effective June 30, 2001 in the case of the pro-forma consolidated balance sheet.


2.   ASSUMPTION

     The number of common shares used in the calculation of the pro-forma net loss per share data is based on the weighted average number of common shares outstanding during the period adjusted to give effect to shares assumed to be issued, had the transaction referred to above been consummated July 1, 2000.


3.   PRO-FORMA ADJUSTMENT

     Record the reverse take-over transaction

                                   Y3K INCORPORATED
                                 FINANCIAL STATEMENTS


                                JUNE 30, 2001 AND 2000

                                  AUDITORS' REPORT


To the Shareholders and Directors
Y3K Incorporated


We have audited the balance sheets of Y3K Incorporated as at June 30, 2001 and 2000, and the statements of operations, cash flows, and stockholders' equity for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

--------------------------------------------------------------------------------
In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at June 30, 2001 and 2000, and the results of its operations and cash flows for the years then ended in accordance with United States generally accepted accounting principles.
--------------------------------------------------------------------------------

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is in the development stage and will need additional working capital for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Vancouver, B.C.                                             /s/ Morgan & Company

March 14, 2002                                             Chartered Accountants

                                 Y3K INCORPORATED

                                  BALANCE SHEETS


--------------------------------------------------------------------------------
                                                               JUNE 30
                                                         2001           2000
--------------------------------------------------------------------------------

                                      ASSETS

Current
   Cash                                               $     1,626   $   127,469
   Certificate of deposit                                    -           69,410
   Accounts receivable                                       -            4,487
   Prepaid expenses                                          -           37,793
   Notes receivable                                          -           48,000
                                                      -------------------------
                                                            1,626       287,159
                                                      -------------------------

Property And Equipment, including equipment
 held under capital lease obligations
 of $0 at June 30, 2001 and $94,322 at June 30, 2000
   Computer equipment                                      15,251       115,092
   Office furniture and fixtures                            5,432         5,432
                                                      -------------------------
                                                           20,683       120,524
                                                      -------------------------

Less: Accumulated depreciation and amortization             6,441        11,717
                                                      -------------------------
                                                           14,242       108,807
                                                      -------------------------

Other Assets
   Intangible assets, net                                    -            7,292
   Deposits                                                  -            9,824
   Investment, at cost                                       -           25,000
                                                      -------------------------
                                                             -           42,116
                                                      -------------------------

                                                      $    15,868   $   438,082
===============================================================================

LIABILITIES

Current
   Accounts payable and accrued liabilities           $   279,195   $   118,806
   Loan payable                                           147,138          -
   Current portion of capital lease obligations           121,565        24,500
                                                      -------------------------
                                                          547,898       143,306
Capital Lease Obligations, net of current
  portion shown above                                        -           61,581
                                                      -------------------------
                                                          547,898       204,887
                                                      -------------------------

Commitments And Contingencies
 (Notes 4, 5, 6, 11 and 12)

STOCKHOLDERS' EQUITY (DEFICIENCY)                        (532,030)      233,195

                                                      -------------------------
                                                      $    15,868   $   438,082
===============================================================================

                                 Y3K INCORPORATED

                             STATEMENTS OF OPERATIONS



--------------------------------------------------------------------------------
                                                         YEARS ENDED JUNE 30
                                                         2001           2000
--------------------------------------------------------------------------------
Revenues                                              $    98,249   $    28,477
                                                      -------------------------

Expenses
   Consulting services                                    304,879       491,944
   Salaries, wages and benefits                           223,814       353,302
   Database design                                         16,112       203,526
   Professional fees                                       25,680       128,351
   Technical services                                      45,000       104,522
   Travel and entertainment                                47,271        94,828
   Rent                                                   152,867        64,702
   Office supplies                                         10,080        42,963
   Computer supplies                                        2,294        41,332
   Telephone                                               26,479        30,506
   Professional development                                  -           29,068
   Advertising and promotion                                1,109        28,629
   Printing and reproduction                               12,555        19,275
   Miscellaneous                                            4,646        15,145
   Depreciation and amortization                           14,845        14,425
   Insurance                                               24,929        11,598
   Taxes and licenses                                       6,936         6,512
   Dues, subscriptions and publications                     4,681         7,425
   Equipment rental and repair                                387         3,426
   Postage and delivery                                     1,423         2,020
                                                      -------------------------
                                                          925,987     1,693,499
                                                      -------------------------

Operating Loss                                           (827,738)   (1,665,022)
                                                      -------------------------

Other Income (Expense)
   Interest expense                                       (16,061)      (47,755)
   Interest income                                          3,463         7,421
   Write off leasehold improvements                       (14,881)         -
   Write off notes receivable                             (48,000)         -
   Write off Investment                                   (25,000)         -
   Loss from default under equipment leases              (142,955)         -
                                                      -------------------------
                                                         (243,434)      (40,334)
                                                      -------------------------

Net Loss For The Year                                 $(1,071,172)  $(1,705,356)
===============================================================================

                                 Y3K INCORPORATED

                              STATEMENTS OF CASH FLOWS

--------------------------------------------------------------------------------
                                                         YEARS ENDED JUNE 30
                                                         2001           2000
--------------------------------------------------------------------------------

Cash Flows From Operating Activities
Net loss                                              $(1,071,172)  $(1,705,356)

Adjustments To Reconcile Net Income To Net Cash
 From Operating Activities
   Depreciation and amortization                           14,845        14,425
   Write off leasehold improvements                        14,881          -
   Write off notes receivable                              48,000          -
   Write off investment                                    25,000          -
   Loss from default under equipment leases               142,955          -
   Stock issued for other than cash                       118,127          -

   Change in assets and liabilities:
     Accounts receivable                                    4,487        (4,487)
     Prepaid expenses                                      37,793       (37,793)
     Deposits                                               9,824        (9,824)
     Accounts payable and accrued liabilities             160,389       118,806
                                                      -------------------------
                                                         (494,871)   (1,624,229)
                                                      -------------------------

Cash Flows From Investing Activities
   Purchase (Redemption) of certificate of deposit         69,410       (69,410)
   Purchase of equipment and property                     (22,491)      (26,202)
   Advances on notes receivable                              -          (40,000)
   Investment in Humanicom, Inc.                             -          (25,000)
                                                      -------------------------
                                                           46,919      (160,612)
                                                      -------------------------

Cash Flows From Financing Activities
   Loan payable                                           147,138          -
   Principal payments on capital lease obligations        (12,729)       (8,241)
   Issuance of common stock                                  -            1,650
   Issuance of preferred stock                            187,700          -
Proceeds from issuance of convertible debt                   -        1,917,933
                                                      -------------------------
                                                          322,109     1,911,342
                                                      -------------------------

Net Increase (Decrease) In Cash And Cash Equivalents     (125,843)      126,501

Cash And Cash Equivalents, Beginning Of Year              127,469           968
                                                      -------------------------

Cash And Cash Equivalents, End Of Year                $     1,626   $   127,469
===============================================================================

                                 Y3K INCORPORATED

          STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)

                               JUNE 30, 2001 AND 2000

                                                                          RETAINED
                                                                          EARNINGS
                                          COMMON          PREFERRED     (ACCUMULATED
                                           STOCK            STOCK          DEFICIT)         TOTAL
                                     ----------------------------------------------------------------
Balance, June 30, 1999               $        -       $        -       $      7,968     $      7,968

Issue of common stock                        1,650             -               -               1,650
Issue of Series A preferred stock             -           1,928,933            -           1,928,933
                                     ---------------------------------------------------------------
Net loss                                      -                -         (1,705,356)      (1,705,356)

Balance, June 30, 2000                       1,650        1,928,933      (1,697,388)         233,195

Issue of common stock                      118,247             -               -             118,247
Issue of Series A preferred stock             -             187,700            -             187,700
Net loss                                      -                -         (1,071,172)      (1,071,172)
                                     ---------------------------------------------------------------

Balance, June 30, 2001               $     119,897    $   2,116,633    $ (2,768,560)    $   (532,030)
                                     ===============================================================

CAPITALIZATION

Common stock, no par value, 200,000,000 shares authorized, 12,789,792 shares issued and outstanding at June 30, 2001, and 16,500,000 at June 30, 2000.

Series A preferred stock, no par value, 100,000,000 shares authorized, 5,291,582 shares issued at June 30, 2001, and 4,822,333 shares issued and outstanding at June 30, 2000, participative and voting, convertible into common stock on an equal basis at $0.40 per share, liquidation preference at $0.40 per share plus unpaid dividends. The holders of Series A preferred stock are entitled to receive cumulative dividends at a rate of 6% per share ($0.024 per share) per annum. There were no dividends declared and payable at June 30, 2001 and 2000.

                                 Y3K INCORPORATED

                           NOTES TO FINANCIAL STATEMENTS

                              JUNE 30, 2001 AND 2000



1.   OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Operations

     Y3K Incorporated (the "Company") is a business service provider that offers, owns and maintains interactive online business services, internet based technologies for creating and conducting international business to business services, and search and navigational tools enabling users to query and otherwise utilize the internet.

     Going Concern

     The Company will need additional working capital to be successful in its planned activity and to service its current debt for the coming year and, therefore, continuation of the Company as a going concern is dependent upon obtaining the additional working capital necessary to accomplish its objective. Management has developed a strategy, which it believes will accomplish this objective, and is presently engaged in seeking various sources of additional working capital including equity funding and long term financing.

     Property and Equipment

     The cost of property and equipment is depreciated using the straight-line method over the estimated useful lives of the assets, which is three years. Depreciation is $7,552 for the year ended June 30, 2001 (2000 - $11,718). The Company leases equipment that is capitalized. All leases are accounted for in accordance with Financial Accounting Board Statement No. 13 - Accounting for Leases. Amortization expense related to capitalized leases is included with depreciation expense.

     Cash Equivalents

     For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

     Federal Income Tax

     Income taxes are accounted for using an asset and liability approach, which requires the recognition of deferred tax liabilities and assets for the expected future consequences of temporary differences between the financial statement and tax basis of assets and liabilities at the applicable enacted tax rates. Generally accepted accounting principles require a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of its deferred tax assets will not be realized.

                                 Y3K INCORPORATED

                           NOTES TO FINANCIAL STATEMENTS

                              JUNE 30, 2001 AND 2000



1.   OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Use of Estimates

     Management makes estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     Concentration of Credit Risk

     Financial instruments which potentially subject the Company to concentrations of credit risk consist of trade accounts receivables. The Company provides credit in the normal course of business to individuals and businesses and generally does not require collateral or other security.

     Management does not anticipate any material adverse effect on the Company's financial position as a result of these credit risks.


2.   CERTIFICATE OF DEPOSIT

     As at June 30, 2000, the Company owns a $69,410 certificate of deposit, held as collateral for a letter of credit accommodation (see Note 4).


3.   NOTES RECEIVABLE

     Notes receivable at June 30, 2001 and 2000 consist of the following:

                                                          2001           2000
                                                        ------------------------

     Note receivable from a stockholder/officer,
      due in full on June 1, 2001, including
      accrued interest of 7%, unsecured                 $      -    $     5,000

     Note receivable from an officer, due in full
      on May 12, 2001, including accrued interest
      at 7.5%, secured by equity securities                    -         40,000

     Note receivable from a stockholder, due June
      1, 2001, including accrued interest at 7%,
      unsecured                                                -          3,000
                                                        -----------------------
                                                        $      -    $    48,000
                                                        =======================

     The notes receivable were written off as uncollectible during the year ended June 30, 2001.

                                 Y3K INCORPORATED

                           NOTES TO FINANCIAL STATEMENTS

                              JUNE 30, 2001 AND 2000



4.   LETTER OF CREDIT

     At June 30, 2000, the Company was contingently liable under a $69,410 irrevocable standby letter of credit, issued to Horizon Holdings II, LLC, expiring on March 31, 2001. The letter of credit can automatically renew annually at reduced accommodation levels and is collaterialized by a certificate of deposit (see Note 2).


5.   CAPITAL LEASE OBLIGATIONS

     During the year ended June 30, 2000, the Company leased computer equipment under capital leases with monthly payments to total $4,182 through February and March 2003.

     Minimum required lease payments under these capital leases together with the present value of the net minimum lease payments were as follows:

     2001                                                           $    50,184
     2002                                                                50,184
     2003                                                                33,458
                                                                    -----------
     Total minimum payments required                                    133,826
     Less: Amount representing interest                                  47,745
                                                                    -----------
     Present value of net minimum lease payment                          86,081
     Less: Current portion                                               24,500
                                                                    -----------
                                                                    $    61,581
                                                                    ===========

     During the year ended June 30, 2001, the Company defaulted under its obligations and the leased property was repossessed. The lessor has obtained a judgement in the amount of $121,565 which has been recorded in full in the accounts.


6.   LEASE COMMITMENTS

     The Company leased office space under a non-cancelable operating lease which expires in February 2003, and office space under leases which expire in March and June 2005. Future minimum lease payments for these obligations are:

                       2002                         $   210,153
                       2003                         $   208,833
                       2004                         $   206,193
                       2005                         $   171,488

     Lease expense charged to operations is $152,867 for the year ended June 30, 2001 (2000 - $67,717).

                                 Y3K INCORPORATED

                           NOTES TO FINANCIAL STATEMENTS

                              JUNE 30, 2001 AND 2000



7.   SUPPLEMENTAL CASH FLOW DISCLOSURES

     Non-cash investing and financing activities consisted of:

                                                          2001           2000
                                                        ------------------------

     Purchase of computer equipment financed with
      capital lease obligations                         $      -    $    94,322
     Conversion of convertible debt to preferred stock  $      -    $ 1,928,933

     Cash paid for interest was $16,061 for the year ended June 30, 2001 (2000
     - $8,692).


8.   RELATED PARTY TRANSACTIONS

     Consulting Fees

     The Company has consulting agreements with three stockholders/officers. Consulting fees paid to these stockholders/officers for the year ended June 30, 2001 totalled $87,425 (2000 - $73,921).

     Legal Fees

     Legal fees of $0 were paid to the Company's chief legal counsel who is also a stockholder during the year ended June 30, 2001 (2000 - $31,351).

     Web Development Costs

     A company primarily owned by one of the stockholders was paid $0 for web development costs during the year ended June 30, 2001 (2000 - $10,000).


9.   INCOME TAXES

     The provision for deferred income taxes results from temporary differences between financial statement and taxable income. Deferred taxes are classified as current or non-current based on the expected period of realization. The nature and components of temporary differences are as follows:

          Non-Current deferred tax assets
            Net operating losses carried forward                   $    416,479
            Less: Valuation allowance                                  (416,479)
                                                                   ------------
                                                                   $      -
                                                                   ============

                                 Y3K INCORPORATED

                           NOTES TO FINANCIAL STATEMENTS

                              JUNE 30, 2001 AND 2000



9.   INCOME TAXES (Continued)

     The NOL carryforward of $2,776,528 expires beginning in 2020. Because of the inherent uncertainty of the Company generating sufficient taxable income prior to the expiration of the loss carryforward, a valuation allowance has been provided for the entire deferred tax asset.

10.  STOCK BASED COMPENSATION

     The Company has an incentive stock option plan, which includes substantially all employees. A total of 14,024,489 shares of common stock are subject to the plan. Under the plan, non-statutory stock options and stock purchase rights may be granted to service providers, however, incentive stock options may only be granted to employees. The term of each option will be for no more than ten years from the date of the grant unless an optionee owns stock representing more than 10% of the voting power of the Company, in which case the term will be for five years from the date of the grant. The per share exercise price shall be determined by the administrator of the plan, but in no case shall it be less than fair market value.

     The Company applies Accounting Principles Board Opinion No. 25 - Accounting for Stock Issued to Employees in accounting for this plan. Accordingly, no compensation expense has been recognized. Had compensation cost for the Company's stock option plan been determined based upon the fair value at the grant date for awards under this plan according to the method prescribed under Statement of Financial Accounting Standards No. 123 - Accounting for Stock Based Compensation Plans, the Company's net loss would not have increased materially for the years ended June 30, 2001 and 2000.


11.  COMMITMENTS AND CONTINGENCIES

     Employment Agreements

     The Company has employment agreements with four key employees that include provisions for minimum salary requirements. Management and the key employees do not intend for the Company to pay or accrue at a future date minimum salaries earned as required by the agreements.

     Strategic Partnerships/Alliances

     The Company has a software development and licensing agreement with a company for the development of an instant messaging software program. In addition to consideration paid, Y3K Incorporated will issue 100,000 shares of common stock to the company upon completion and delivery of the software program. As of June 30, 2001 and 2000, no shares of stock had been issued under this agreement.

                                 Y3K INCORPORATED

                           NOTES TO FINANCIAL STATEMENTS

                              JUNE 30, 2001 AND 2000



11.  COMMITMENTS AND CONTINGENCIES (Continued)

     Strategic Partnerships/Alliances (Continued)

     The Company has distribution agreements with numerous internet service providers granting them a non-exclusive license for the use of software and specifically configured hardware comprising a meta search engine, e-commerce sites and other software applications. The agreements contain provisions for sharing profits generated from customer's online purchasing on the internet.

     The Company has an agreement with a company for the non-exclusive license to use search and navigational tools enabling users to query and otherwise utilize the internet. The agreement, dated June 2000, is for a term of 24 months with automatic extension for up to four additional six-month periods (see Note 1). The agreement also provides for the equal sharing of revenue generated from banner advertisements resulting from the Company's branded Meta Search Engine.

     The Company has an internet strategic alliance agreement for the joint ownership of technology for the presentation and delivery of wireless information on mobile telephone units and other wireless terminals. The agreement allows both parties the right to license, sub-license, sell or re-sell the technology. The agreement, dated February 2000, is for a term of 36 months with automatic extensions for up to two additional three-year periods.

Index to Exhibits

2.1 Acquisition Agreement dated as of August 21, 2001, between Y3K Secure Enterprise Software, Inc. and Y3K, Inc.*

* previously filed with the Form 8K on September 5, 2001.


                                    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Y3K Secure Enterprise Software, Inc.

                                   /s/ King Cole
                                By:____________________________
                                   King Cole, President



DATED: March 22, 2002